For Ministry Use Only
*À l'usage exclusif du ministère*

Ontario Corporation Number
*Numéro de la société en Ontario*

1670519

Ontario Ministry of Consumer and Business Services — Ministère des Services aux consommateurs et aux entreprises

**CERTIFICATE** — **CERTIFICAT**

This is to certify that these articles are effective on — Ceci certifie que les présents status entrent en vigueur le

**MAY 26 MAI, 2006**

Director / Directrice

Business Corporations Act / Loi sur les sociétés par actions

## ARTICLES OF AMENDMENT
## *STATUTS DE MODIFICATION*

Form 3 Business Corporations Act

*Formule 3 Loi sur les sociétés par actions*

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
*Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :*

VOLCANIC METALS EXPLORATION INC.

2. The name of the corporation is changed to (if applicable ): (Set out in BLOCK CAPITAL LETTERS)
*Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :*

ENERGY FUELS INC.

3. Date of incorporation/amalgamation:
*Date de la constitution ou de la fusion :*

1987/06/24
(Year, Month, Day)
*(année, mois, jour)*

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
**Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.**

Number of directors is/are: **or** minimum and maximum number of directors is/are:
*Nombre d'administrateurs :* **ou** *nombres minimum et maximum d'administrateurs :*

| Number / Nombre | or / ou | minimum / minimum | and / et | maximum / maximum |
|---|---|---|---|---|
| | | | | |

5. The articles of the corporation are amended as follows:
*Les statuts de la société sont modifiés de la façon suivante :*

To change the name of the Corporation to "Energy Fuels Inc."

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act.*
*La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la* Loi sur les sociétés par actions.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
*Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le*

2006/05/25
(Year, Month, Day)
*(année, mois, jour)*

These articles are signed in duplicate.
*Les présents statuts sont signés en double exemplaire.*

Volcanic Metals Exploration Inc.
(Name of Corporation) (If the name is to be changed by these articles set out current name)
*(Dénomination sociale de la société) (Si l'on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle).*

By/
*Par :*

(Signature)
*(Signature)*
Michael R. Skutezky

Secretary
**(Description of Office)**
***(Fonction)***